Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Carla Burigatto
(856) 342-6081	(856) 342-3737
Ken_gosnell@campbellsoup.com	carla_burigatto@campbellsoup.com

CAMPBELL TO ACQUIRE PACIFIC FOODS TO EXPAND IN FASTER-GROWING
HEALTH AND WELL-BEING CATEGORIES
Pacific Foods Natural and Organic Broths, Soups, Plant-Based Beverages and Meals
Meet Changing Consumer Preferences

CAMDEN, N.J., July 6, 2017 - Campbell Soup Company (NYSE:CPB) today announced it has entered into an agreement to acquire Pacific Foods of Oregon for $700 million in cash. Founded in 1987, Pacific Foods is a leading producer of organic broth and soup,1 and also produces shelf-stable plant-based beverages and other meals and sides. Pacific Foods has a sustained track record of growth, and generated approximately $218 million in trailing twelve month net sales as of May 31, 2017.

Pacific Foods is a natural foods industry pioneer that has strong health and well-being and organic credentials, particularly with younger consumers. Its products and approach are very closely aligned with Campbell’s real food philosophy. Pacific Foods will help accelerate Campbell’s efforts to deliver real food and beverages that meet consumers’ changing tastes and preferences. The acquisition will also further Campbell’s efforts to drive innovation in health and well-being to reinvent the center store, while giving the company more access to natural and organic customers and channels.

Organic food is a more than $11 billion category in the U.S., which grew at a compound annual growth rate of 15.3 percent over the past four years.2
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1IRI Total US MULO Latest 52 Weeks ending 5/28/17

2IRI Market Advantage: Total Edible Organics US MULO, Latest 52 Weeks Ending 6/18/17

Denise Morrison, Campbell’s President and Chief Executive Officer, said, “This acquisition is consistent with our Purpose, ‘Real food that matters for life’s moments.’ Pacific is an authentic brand with a loyal consumer following. The acquisition allows us to expand into faster-growing spaces such as organic and functional food. Moreover, Pacific Foods is an excellent fit with Campbell — strategically, culturally and philosophically. It advances our strategic imperatives around real food, transparency, sustainability and health and well-being. Culturally, Campbell and Pacific Foods share similar values and a commitment to a purpose-driven approach. Philosophically, both companies believe in making food that we are proud to serve at our own tables using simple, recognizable ingredients.”

Campbell plans to bring its expertise and scale to Pacific Foods and invest in the business to drive full force growth. Campbell expects to expand distribution; boost marketing support for brand building to engage consumers and shoppers; and invest in R&D and the supply chain to deliver operations and customer service excellence.

Pacific Foods will become part of Campbell’s Americas Simple Meals and Beverages division, which includes Campbell’s soup, simple meals and shelf-stable beverage units in the U.S., Canada and Latin America. The division is led by Mark Alexander, President, and includes many leading brands including Campbell’s, V8, Swanson, Prego, Pace and Plum Organics.

Founded in 1987 in Tualatin, Ore., Pacific Foods has approximately 540 employees and operates a certified organic plant where it produces its namesake products. Campbell plans to continue to operate Pacific Foods out of Tualatin. The company will maintain its farm-to-table approach with CEO and co-founder Chuck Eggert staying on as a supplier of key ingredients through his family farms.

Eggert said, "We've spent the past 30 years focused on making nourishing foods with an emphasis on simple, organic ingredients and authentic, rich flavors. Looking ahead, a future with Campbell means we can maintain what we value while accelerating growth of the brand in a way that we couldn't do alone, reaching more people while increasing our impact on sustainable agriculture."

This is Campbell’s fifth acquisition in five years as the company continues to reshape its portfolio for growth. The company acquired Bolthouse Farms in 2012, organic baby-food company Plum and biscuit company Kelsen in 2013, and fresh salsa and hummus maker Garden Fresh Gourmet in 2015. This acquisition is the latest in a series of moves Campbell has made to diversify its portfolio in response to increased consumer interest in health and well-being.

Campbell plans to fund the acquisition through a combination of short- and long-term debt, and the acquisition is not subject to any financing condition. The closing of the transaction is subject to regulatory approvals and customary closing conditions. Campbell expects the acquisition to be neutral to earnings in the first 12 months following closing, excluding certain purchase accounting adjustments, and transaction and integration costs.

Pepper Hamilton LLP and Jones Day acted as Campbell's legal counsels. Pacific Foods was advised by The Rondout Group and Tonkon Torp LLP acted as legal counsel.

About Campbell Soup Company

Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life’s moments.” We make a range of high-quality soups and simple meals, beverages, snacks and packaged fresh foods. For generations, people have trusted Campbell to provide authentic, flavorful and readily available foods and beverages that connect them to each other, to warm memories and to what’s important today. Led by our iconic Campbell’s brand, our portfolio includes Pepperidge Farm, Bolthouse Farms, Arnott’s, V8, Swanson, Pace, Prego, Plum, Royal Dansk, Kjeldsens and Garden Fresh Gourmet. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet’s natural resources. The company is a member of the Standard & Poor’s 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

About Pacific Foods

Founded in 1987 in Tualatin, Ore., Pacific Foods is dedicated to sourcing simple ingredients cultivated through sustainable practices, making products that nourish, and increasing access to healthy, wholesome foods. It offers a wide variety of organic products, including flavorful soups, sauces, broths and stocks, as well as the broadest range of non-dairy beverages and a growing collection of dips, meals and sides. Pacific’s delicious, nutritious foods are inspired by traditional recipes made convenient for busy, health-conscious consumers. The company’s products are sold throughout the U.S. and Canada in mainstream grocery and natural food stores. For more information, visit www.pacificfoods.com.

Forward-Looking Statements

This release contains “forward-looking statements” that reflect Campbell’s current expectations about the impact of its future plans and performance, including the acquisition of Pacific Foods, on Campbell’s business or financial results. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause Campbell’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include (1) the Pacific Foods acquisition may not close, or the closing may be delayed, due to any number of factors, including closing conditions not being satisfied, regulatory approvals not being obtained on the terms expected (or at all), or litigation related to the acquisition; (2) the possibility that in order to achieve regulatory approvals, Campbell may be required to modify aspects of the Pacific Foods acquisition or to accept conditions that could adversely affect the expected benefits of the Pacific Foods acquisition; (3) Campbell may otherwise be unable to achieve the anticipated benefits of the Pacific Foods acquisition; (4) Campbell may not be able to integrate the Pacific Foods business and operations in a timely and cost-efficient manner; (5) revenues or other operating results following the Pacific Foods acquisition may be lower than expected; (6) operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, and suppliers) may be greater than expected in connection with the announcement or closing of the Pacific Foods acquisition; (7) Campbell may assume unexpected risks and liabilities in the Pacific Foods acquisition; (8) completing the Pacific Foods acquisition may distract Campbell’s management from other important matters; and (9) the other factors described in Campbell’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. Forward-looking statements speak only as of the date made. Campbell disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.